EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                  For more information, contact:
                                                                Larry R. Knipple
                                                    Chief Administrative Officer
                                                                    770.441.5106
                                                       larry.knipple@mcsinet.com

                        MCSi FILES PLAN OF REORGANIZATION
Plan Supported by Bank Group -- Emergence is Expected During Fourth Quarter 2003

ATLANTA, GA - August 22, 2003 - MCSi, Inc. announced today that it has filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. The plan was filed with the support of the Company's secured bank group, which holds more than $106 million of the Company's estimated $169 million of total liabilities. The Company expects to file a disclosure statement relating to the plan in August 2003 and emerge from bankruptcy during the fourth quarter of 2003.

Under the proposed plan, the Company's bank group will receive certain debt securities of the Company, as well as 100% of the equity interests of the Company (other than equity interests to be granted to management as part of a new management incentive plan), and provide exit financing. The Company's unsecured creditors, including the banks to the extent of their deficiency claims, will be entitled to any recoveries the Company may receive from certain claims. Trade creditors who agree to extend additional trade credit to the Company post emergence will be entitled to a portion of a cash fund, the amount of which has not yet been determined. The Company's equity holders are not expected to receive any distribution under the plan.

D. Gordon Strickland, MCSi's President and Chief Executive Officer, stated:
"This filing of a plan of reorganization, along with our recent relocation of our corporate headquarters to Atlanta, completion of our new corporate management team and continued execution of our business plan initiatives, represent important milestones in our efforts to restructure the Company. We appreciate the support of our bank group for the plan and our restructuring efforts and look forward to emerging from bankruptcy as a stronger, more competitive company."

The plan remains subject to confirmation by the bankruptcy court as well as completion of definitive documentation and fulfillment of the conditions to confirmation and the effective date. Accordingly, there can be no assurance that the Company will be able to consummate the reorganization contemplated under the plan.

Bankruptcy law does not permit solicitation of acceptances of the plan of reorganization until the bankruptcy court approves the disclosure statement. Accordingly, this press release is not intended to be, nor should it be construed as, a solicitation of a vote on the plan.

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About MCSi

MCSi is a leading provider of state-of-the-art presentation, broadcast and supporting network technologies for businesses, churches, government agencies and educational institutions. From offices located throughout the United States, MCSi draws on its strategic partnerships with top manufacturers to deliver a comprehensive array of audio, display and professional video innovations. MCSi also offers proprietary systems pre-engineered to meet the need for turnkey integrated solutions.

As a full service provider of enterprise wide technology solutions, MCSi complements its product offerings with a design/build approach that includes consultation, design engineering, product procurement, systems integration, end-user training and post sales support. MCSi's value-added service approach, made seamless by the ongoing exchange between customers and representatives from its strategic support teams, ensures that customers receive dedicated attention and long-term commitment to support their investment. Additional information regarding MCSi can be obtained by calling 800.516.0600 or by visiting www.mcsinet.com (but is not part of release).

The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, including with respect to the plan of reorganization, the occurrence of which involve risks and uncertainties. These risks and uncertainties include, but are not limited to, failure to agree on definitive documentation regarding the restructuring plan and the terms and conditions thereof, failure to obtain necessary bankruptcy court approvals, non-acceptance of the plan by other stakeholders in the Company, delays in the confirmation or effective date of the plan, the Company's success in implementing its restructuring steps, loss of customer or vendor support during the restructuring process, competition, and economic and other factors set forth in MCSi's Form 10-K for the year ended December 31, 2001 and 10-Q for the quarter ended September 30, 2002.


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